                                                                 Exhibit 10.8(a)


                 AMENDMENT TO COHU, INC. 1996 STOCK OPTION PLAN


Pursuant to the authority granted to the Board of Directors of Cohu, Inc., a Delaware corporation (the "Corporation"), on February 6, 1997 the Board of Directors of the Corporation amended the Cohu, Inc. 1996 Stock Option Plan (the "Plan") by replacing Section 2.1 of the Plan in its entirety with the following:

2.1 "Committee" shall mean the Cohu, Inc. Compensation Committee, appointed by the Board of Directors of the Corporation. If no such Committee is appointed, the entire Board of Directors of the Corporation shall be deemed to constitute the Committee. The Board of Directors of the Corporation may also appoint an Employee Option Committee, consisting of one or more directors, which is authorized to grant options to employees (other than executive officers of the Corporation) subject to such limitations as may be established by the Board of Directors from time to time. If an Employee Option Committee is established, references in the Plan to the term "Committee" shall also include the Employee Option Committee, as the case may be.



                                       /s/  Charles A. Schwan
                                       ------------------------------
                                       Charles A. Schwan, Director


                                       /s/  John H. Allen
                                       ------------------------------
                                       John H. Allen, Secretary